IsoRay, Inc.

Common Stock

UNDERWRITING AGREEMENT

 October 13, 2011

WestPark Capital, Inc.
1900 Avenue of the Stars, Suite 310
Los Angeles, California 90067

Ladies and Gentlemen:

IsoRay, Inc., a Minnesota corporation (the “Company”), proposes to sell to you and other firms and corporations named in Schedule A attached hereto (the “Underwriters”), for which you are acting as representatives (“Representatives”) on a best efforts, all-or-none basis, 2,500,000 shares (the “Initial Shares”) of the Company’s Common Stock, par value $0.001 per share (“Common Stock”) and warrants (“Warrants”).  The Company also proposes to sell, at the Underwriters’ option (the “Over-allotment Option”), an aggregate of up to 1,027,173 additional shares of Common Stock and Warrants (the “Option Shares”) as provided herein.  The Initial Shares and the Option Shares (to the extent the aforementioned option is exercised) and the Warrants are hereinafter collectively referred to as the “Shares.”

Subject to the provisions of this Agreement and the performance by the Company of its obligations to be performed hereunder, the Underwriters agree to offer and sell the Shares for the Company on a best efforts basis. The Company recognizes that “best efforts” does not assure that the Offering will be consummated. It is understood and agreed that the Underwriters shall not and are under no obligation to purchase any Shares for their own account and that this Agreement does not create any partnership, joint venture or other similar relationship between or among the Underwriters and the Company.

The Company agrees with the several Underwriters as set forth below.

1. Representations, Warranties and Certain Covenants of the Company.  The Company represents and warrants to, and the Company also covenants and agrees with, each of the Underwriters as follows:

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-162694), including a preliminary prospectus, relating to the Shares and such amendments to the registration statement and prospectus included therein as may have been required to the date hereof.  The Company will file with the Commission either:  (i) prior to effectiveness of such registration statement, a further amendment thereto, including a form of prospectus, and if required after effectiveness of such registration statement, a final prospectus in accordance with Rule 424(b) of the rules and regulations (“Rules and Regulations”) under the Securities Act of 1933, as amended (the “Act”); or (ii) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations.  Any such preliminary prospectus and any prospectus included in the registration statement at the time it becomes effective that omits information pursuant to Rule 430A of the Rules and Regulations, is referred to herein as a “preliminary prospectus”; such registration statement, as it may have been amended at the time when it becomes effective, including financial statements, exhibits and the information, if any, deemed to be a part of such registration statement by virtue of Rule 430A of the Rules and Regulations, is referred to herein as the “Registration Statement”; the preliminary prospectus that was included in the Registration Statement immediately prior to the time it became effective is referred to herein as the “Pricing Prospectus”; such final form of prospectus, in the form in which it was first filed pursuant to Rule 424(b) of the Rules and Regulations or, if no filing pursuant to Rule 424(b) of the Rules and Regulations is made, in the form included in the Registration Statement at the time it becomes effective, is referred to herein as the “Prospectus”; and, if applicable, any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”.  If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

(b) The Commission has not issued an order preventing or suspending the use of any preliminary prospectus or Issuer Free Writing Prospectus, if applicable, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened or contemplated by the Commission, and the Company has complied in all material respects with all requests by the Commission for additional information in connection therewith.  Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  At the date of this Agreement and at the date the Registration Statement becomes effective the Registration Statement, and the Pricing Prospectus and Prospectus conform, and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the Rules and Regulations.   At the date of this Agreement, at the date the Registration Statement becomes effective and at the Closing Date or the Option Closing Date (each as defined below), as the case may be, the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.  At the date of this Agreement and at the date the Registration Statement becomes effective the Prospectus, as amended or supplemented, if applicable, will not include any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time that the Registration Statement became effective, the Pricing Prospectus did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.   Provided, however, that the Company makes no representations, warranties or agreements as to information contained in or omitted from the Registration Statement, each preliminary prospectus or Prospectus or any such amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof.

(c) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Act and the Rules and Regulations.  The consolidated financial statements of the Company set forth in the Registration Statement and Prospectus, together with the related notes thereto, present fairly the financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations and cash flows for the periods therein specified in conformity with United States generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved (except as otherwise stated therein).  The selected financial data and the summary financial information included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.  The schedules set forth in the Registration Statement present fairly the information required to be stated therein in conformity with GAAP.  All disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by rules and regulations of the Commission) comply in all material respects with Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 10 of Regulation S-K under the Act, to the extent applicable.

(d) There are no contracts or documents that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so filed or otherwise incorporated by reference.

(e) The Company has been duly organized and is validly existing, in good standing, under the laws of the State of Minnesota.  The Company has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as is described in each preliminary prospectus and the Prospectus.  The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not result in a material adverse effect on the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(f) Each of the subsidiaries of the Company listed in the Registration Statement (the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in each preliminary prospectus and the Prospectus and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.  Except as set forth in the Registration Statement, the Company does not own any shares of capital stock or any other securities of any corporation, nor does it have any equity interest, direct or indirect, in any firm, partnership, association or other entity or subsidiary.

(g) The authorized, issued and outstanding capital stock of the Company conforms to the description thereof contained in the Pricing Prospectus and the Prospectus.  The issued and outstanding shares of Common Stock and the Company’s Preferred Stock, par value $0.001 per share (“Preferred Stock”) have been duly authorized and validly issued and are fully paid and nonassessable.  The sale of the Shares by the Company has been duly authorized and after issuance of and payment for such Shares in accordance with this Agreement, such Shares will be validly issued, fully paid and nonassessable.  The Underwriters will acquire good and marketable title to the Shares to be sold by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, or other claim, and the holders of the Common Stock and Preferred Stock are not entitled to any preemptive rights with respect to the Shares to be sold by the Company.  The issued and outstanding shares of the capital stock of each of the Subsidiaries of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially and of record, directly or indirectly, by the Company free and clear of all liens, claims or encumbrances whatsoever.  None of the outstanding shares of capital stock of the Company or any of its Subsidiaries was issued in violation of the preemptive or similar rights of any securityholder arising by operation of law, under the certificate of incorporation or by-laws of the Company or its Subsidiaries or under any agreement or obligation to which the Company or any of its Subsidiaries is a party or by which any of them are bound.

(h) Except as disclosed in each preliminary prospectus and the Prospectus and the financial statements of the Company and the related notes thereto included in each preliminary prospectus and the Prospectus, neither the Company nor any of its Subsidiaries has outstanding any options or warrants to purchase, any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, warrants, rights, convertible securities or obligations.  Except as described in the Registration Statement, each preliminary prospectus and Prospectus, there are no persons with registration rights or other similar rights to have any securities registered by the Company pursuant to the Registration Statement or otherwise registered by the Company under the Act.

(i) Except as contemplated in each preliminary prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, each preliminary prospectus and the Prospectus, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), or entered into any transactions, not in the ordinary course of business, that are material to the Company and its Subsidiaries taken as a whole, and there has not been any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, any material change in the capital stock, short-term debt or long-term debt of the Company, or any Material Adverse Effect.

(j) Except as set forth in each preliminary prospectus and the Prospectus, there are no pending actions, suits or proceedings against the Company, any of its Subsidiaries or any of their respective properties that, if determined adversely to the Company or its Subsidiaries, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or that are otherwise material in the context of the sale of the Shares by the Company; and no such actions, suits or proceedings are, to the Company’s knowledge,  threatened or contemplated.

(k) Except as set forth in each preliminary prospectus and the Prospectus, the Company and its Subsidiaries own or have valid leasehold interests in all material properties and assets required for the operation of their business as now conducted or as presently proposed to be conducted, including those described in the Registration Statement, each preliminary prospectus and the Prospectus as being owned by them; and each of the Company and its Subsidiaries has good and marketable title to all properties and assets owned by it which are material to its business, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by the Company or its subsidiaries.  All real property leases to which the Company or any of its Subsidiaries is a party are valid, subsisting and, to the knowledge of the Company, enforceable by the Company or such Subsidiary, in each case with no exceptions that would materially interfere with the use made or to be made thereof by the Company or its Subsidiaries and each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee.

(l) The Company has the corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder.  This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company in accordance with its terms except as (i) rights to indemnification hereunder may be limited by applicable law and (ii) the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(m) The Company is not in, and the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder do not and will not, with or without the giving of notice or passage of time or both, result in a violation, breach or conflict with the charter or bylaws of the Company or any of its Subsidiaries or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or as to which any of their respective properties is subject or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except for any such violations, breaches or conflicts that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required in connection with the transactions contemplated hereby except as have been obtained and made under the Act and such as may be required under state securities or “Blue Sky” laws.

(n) The Company, together with its Subsidiaries, owns or possesses all material trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by it, and, except as disclosed in each preliminary prospectus and the Prospectus, neither the Company nor any of its subsidiaries has received any notice or otherwise become aware of any infringement of or conflict with asserted rights of others with respect to any intellectual property rights, nor of any facts or circumstances that would render any intellectual property rights invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict, if determined adversely to the Company or its subsidiaries, or invalidity or inadequacy could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(o) Except as disclosed in each preliminary prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person that would give rise to a valid claim against the Company, any of its Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(p) The Company and its Subsidiaries possess all material certificates, authorities or permits issued by appropriate governmental agencies or bodies and have made all material filings required under any federal, state, local or foreign law, rule or regulation necessary to conduct the business now operated by them (the “Permits”) and have not received any notice of proceedings relating to the revocation or modification of any such Permit that, if determined adversely to the Company or its Subsidiaries, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(q) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company or its Subsidiaries, is imminent that would reasonably be expected to result in a Material Adverse Effect.

(r) Except as disclosed in each preliminary prospectus and the Prospectus, neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances  (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and neither the Company nor any Subsidiary is aware of any pending investigation that might lead to such a claim.

(s) Except as disclosed in each preliminary prospectus and the Prospectus, the Company and its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company and its Subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure. The Company is otherwise in compliance in all materials respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations issued thereunder by the Commission.

(t) The Company and its Subsidiaries carry only those insurance policies as described in the Registration Statement; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, or that the cost of renewing existing coverage or obtaining similar coverage could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(u) No relationship, direct or indirect, exists among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, customers, suppliers or, to the Company’s knowledge, stockholders of the Company or its Subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and Prospectus and that is not so described.

(v) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, each preliminary prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate (in accordance with the methodologies used to derive such statistical and market-related data set forth in the underlying source material) in all material respects.

(w) The Common Stock is listed on NYSE Amex.

(x) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each preliminary prospectus and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940.

(y) The Company has not directly made or authorized the Underwriters or any other party to make an offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act.

(z) The Company has the corporate power and authority to enter into the Warrant Agreement (as defined in Section 6.1(n) below) and to perform all of its obligations thereunder.  The warrants (the “Warrants”) represented by the Warrant Agreement have been duly authorized and after issuance of and payment for such Warrants in accordance with the Warrant Agreement, such Warrants will constitute a valid and binding obligation of the Company in accordance with their terms except as (i) rights to indemnification hereunder may be limited by applicable law and (ii) the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The shares of Common Stock (the “Warrant Shares”) to be issued upon exercise of the Warrants have been duly authorized and after issuance of and payment for such Warrant Shares in accordance with the Warrants, such Warrant Shares will be validly issued, fully paid and nonassessable.  The holders of the Common Stock are not entitled to any preemptive rights with respect to the Warrant Shares.

2. Sale and Purchase of the Shares.

(a) The Company hereby agrees to sell all (but not less than all) of the Initial Shares, to the public through the several Underwriters as set forth in Schedule A attached hereto, acting as agents, and the several Underwriters, in reliance upon the representations, warranties and agreements herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to offer and sell the Initial Shares for the Company, on a best efforts basis, the respective aggregate numbers of Initial Shares set forth in Schedule A opposite their respective names, at a price of $0.92 per Share.

(b) The respective obligation of each Underwriter to offer and sell the Initial Shares shall be subject to such adjustments as the Representatives may make in their absolute discretion.

(c) In addition, the Company hereby grants to the several Underwriters the Over-allotment Option to offer and sell to the public the Option Shares at the same price per Share as is set forth in the subsection (a) of this Section 2 with respect to the Shares. The Over-allotment Option granted hereby may be exercised in whole or in part by giving written notice at any time within 45 days after the date of this Agreement, by you, as Representative of the several Underwriters, to the Company which notice shall set forth the number of Option Shares as to which the several Underwriters are exercising the option and the date and time for delivery of and payment for the Option Shares by the applicable purchasers, which will not be later than seven business days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of the Representative or at such other place as shall be agreed upon by the Company and the Representative.  If such delivery and payment for the Option Shares does not occur on the Closing Date (defined below), the date and time of the closing for such Option Shares will be as set forth in the foregoing notice (such time and date being herein referred to as the “Option Closing Date”).  Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the applicable purchasers, the number of Option Shares specified in such notice.  You, as Representative of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company.

3. Terms of Offering and Authority to Use Prospectus.  The terms of the public offering by the Underwriters of the Shares to be purchased by them shall be as set forth in the Registration Statement, each preliminary prospectus and the Prospectus.  The Company has authorized the Representatives to use preliminary prospectuses and to make them available for use by prospective Underwriters and dealers and authorize the Underwriters and all dealers acquiring Shares from an Underwriter to use the Prospectus (as amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) in connection with the sale of the Shares until the earlier of the completion of the public offering or the period as, in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer.

4. Payment and Delivery.

(a) Payment for all of the Initial Shares shall be made to the Company by the applicable purchasers by wire transfer of immediately available funds to the bank account designated by the Company at 7:00 a.m., Pacific Time, on October 14, 2011, or at the time, date (not later than seven full business days thereafter) and place agreed upon by the Representatives and the Company, against delivery to the Representatives of the Initial Shares in the form of certificates for the securities comprising the Initial Shares.  The date and time of this payment and delivery are sometimes referred to below as the “Closing Date.”

(b) You, individually and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment to the Company for Shares to be purchased by any Underwriter whose funds shall not have been received by you at the date of payment therefor for the account of that Underwriter.  Any payment by the Representatives shall not relieve that Underwriter from any of its obligations hereunder.

(c) The certificates for the Initial Shares and Option Shares, if any, shall be registered in the name or names and shall be in the denominations you, as Representatives, designate at least one full business day prior to the Closing Date or the Option Closing Date, as the case may be.  The Company agrees to cause certificates for the Initial Shares and Option Shares, if any, to be delivered pursuant to this Agreement at your offices, at the offices of The Depository Trust Company, New York, New York, or at such other places as may be designated by you as Representatives (on behalf of the applicable purchasers), and to be made available for checking and packaging at one of the above offices or such other places as may be designated by you as the Representatives at least one full business day prior to the Closing Date, or the Option Closing Date, as the case may be.

5. Conditions of the Underwriters’ Obligations.  The several obligations of the Underwriters hereunder are subject to the following conditions:

(a) The Registration Statement shall have become effective under the Act and, at the Closing Date and if applicable, the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement or the qualifications of the Initial Shares or the Option Shares, as the case may be, shall have been issued and no proceedings for that purpose shall have been instituted before or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission or any state securities or “Blue Sky” commissioner or authority.

(b) At the Closing Date and if applicable, the Option Closing Date, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct with the same effect as if made on and as of such Closing Date or the Option Closing Date, as the case may be, and the Company shall have performed all of the obligations and complied with all of the conditions hereunder on its part to be performed or complied with on or prior to the Closing Date or the Option Closing Date, as the case may be; (ii) the Registration Statement, each preliminary prospectus and the Prospectus and any amendments or supplements thereto shall in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement, any preliminary prospectus or the Prospectus, or any amendment or supplement thereto, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) there shall have been, since the respective dates as of which information is given, no material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, each preliminary prospectus and the Prospectus, except changes that the Registration Statement indicates might occur after the effective date of the Registration Statement, and neither the Company nor any of its Subsidiaries shall have incurred any material liabilities or material obligations, direct or contingent, or entered into any material transaction, contract or agreement not in the ordinary course of business other than as referred to or contemplated in the Registration Statement; and (iv) except as set forth in each preliminary prospectus and the Prospectus, no action, suit or proceeding at law or in equity shall be pending or, to the Company’ knowledge, threatened against the Company or any of its Subsidiaries that would be required to be set forth in the Registration Statement, and no proceedings shall be pending or, to the Company’ knowledge, threatened against the Company or any of its Subsidiaries before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and you shall have received at the Closing Date or the Option Closing Date, as the case may be, a certificate of the principal executive officer and the principal financial or accounting officer of the Company, dated as of such Closing Date or the Option Closing Date, as the case may be, evidencing compliance with the provisions of this Subsection 5(b), and confirming the accuracy of the representations of the Company set forth in Section 1 hereof and confirming that all conditions set forth herein to be met by the Company have been met as of such date.

(c) No Underwriter shall have discovered and disclosed to the Company prior to the Closing Date or if applicable, the Option Closing Date, as the case may be, that the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, contains an untrue statement of a fact that in the reasonable opinion of counsel to the Representatives is material, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(d) On the Closing Date and if applicable, the Option Closing Date, you shall have received a signed opinion, dated as of such date, of Greenberg Traurig PA, counsel to the several Underwriters, with respect to the sufficiency of all corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby, and the Company shall have furnished to such counsel such documents as they may have reasonably requested for the purpose of enabling them to pass upon such matters.

(e) On the Closing Date and if applicable, the Option Closing Date, you shall have received the signed opinion, dated as of such date, of Keller Rohrback PLC, counsel to the Company, in form reasonably satisfactory to counsel for the Underwriters, together with signed or photostatic copies thereof for each of the other Underwriters.

(f) As of the effective date of the Registration Statement, the Common Stock shall be listed on NYSE Amex.

(g) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements for this offering.

(h) All proceedings taken at or prior to the Closing Date or if applicable, the Option Closing Date, in connection with the sale of the Initial Shares or Option Shares, as the case may be, shall be reasonably satisfactory in form and substance to you and counsel to the several Underwriters, and at the time of signing this Agreement and on the Closing Date or the Option Closing Date, as the case may be, you and such counsel shall have received each and every additional document, letter, opinion, certificate or other item dated and executed in a manner reasonably satisfactory to you and such counsel, as you or such counsel may reasonably request in connection with each preliminary prospectus, the Prospectus, the Registration Statement, the offer and sale of the Shares hereunder, or proceedings at the Closing Date or the Option Closing Date, as the case may be.

If any of the conditions herein provided for in this Section shall not have been fulfilled as of the date indicated, all obligations of the several Underwriters under this Agreement may be cancelled by the Representatives by notifying the Company of such cancellation on or prior to the Closing Date or the Option Closing Date, as the case may be.  The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the Closing Date or the Option Closing Date, as the case may be, or otherwise.

6. Covenants of the Company.

6.1           The Company covenants and agrees as follows:

(a) To use all reasonable efforts to bring about the effectiveness of the Registration Statement and not, at any time, whether before or after the effective date, to file any amendment to the Registration Statement or Prospectus or supplement thereto of which you shall not previously have been advised and furnished with a copy or to which you or your counsel shall have objected or which is not in compliance in all material respects with the Act and the Rules and Regulations, and as soon as the Company is advised thereof, to advise the Representatives and confirm this advice in writing (i) when the Registration Statement has become effective and (ii) of the issuance by the Commission or any state securities or “Blue Sky” commissioner or authority of any order suspending the effectiveness of the Registration Statement or any qualification of the Shares or prohibiting the sale of the Shares or the initiation or threatening of any proceedings for any such purpose.

(b) To deliver, on or before the effective date of the Registration Statement and from time to time thereafter until the earlier of the completion of the public offering or the period as, in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, without charge, to the Representatives and to send to the several Underwriters, at such office or offices as the Representatives may designate, as many copies of the preliminary prospectus and Prospectus as the Representatives may reasonably request.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(c) To furnish the Representatives, without charge, one executed copy of the Registration Statement (including exhibits) and of any amendments thereto and to furnish the Representatives, without charge, a reasonable number of conformed copies of the Registration Statement (excluding exhibits) and of any amendments thereto.

(d) To furnish the Representatives with a copy of each proposed amendment or supplement before amending or supplementing the Registration Statement or the Prospectus.

(e) Until the earlier of the completion of the public offering or the period as, in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, if any event shall occur as a result of which it shall be necessary to amend or supplement the Prospectus in order to comply with applicable law or to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, forthwith to prepare and furnish, at its own expense, to the Underwriters and to dealers (whose names and addresses the Representatives will furnish to the Company) to whom Shares may have been sold by the Representatives and to any other dealers upon request, either amendments or supplements to the Prospectus to effect such compliance or so that the statements in the Prospectus, as so amended or supplemented, will not, in light of the circumstances when the Prospectus is delivered to a purchaser, be misleading. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

(f) For a period of three years following the date of this Agreement, to supply to the Representatives, and to each other Underwriter who may so request in writing, copies of such financial statements and other periodic and special reports as the Company may from time to time furnish generally to holders of any class of its securities, and to furnish the Representatives a copy of each annual report on Form 10-K which it files with the Commission.

(g) To cooperate with the Representatives in an endeavor to qualify the Shares for offer and sale under the “blue sky” laws of such jurisdictions (domestic or foreign) as the Representatives may request, and to pay, or reimburse if paid by the Representatives, reasonable fees and disbursements of counsel for the Underwriters and all other expenses and filing fees in connection therewith; provided, however, that the Company shall not be required to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation as doing business in any jurisdiction.

(h) To apply the net proceeds from the sale of the Shares in accordance with the statement made under “Use of Proceeds” in the Prospectus.

(i) To supply the Representatives with copies of all correspondence to and from and all documents issued to and by the Commission in connection with the registration of the Shares under the Act.

(j) To obtain the prior written consent of the Representatives before the Company directly makes or authorizes any Underwriter or other party to make an offer to be made related to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act.

(k) To ensure that actions directly taken by the Company or actions authorized by the Underwriters or other parties that are authorized by the Company comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, if applicable, including timely filing with the Commission or retention where required and legending, and to ensure that actions authorized by the Company satisfy all conditions of Rule 433 under the Act necessary to avoid a requirement of filing with the Commission any electronic road show.

(l) To give prompt notice to the Representatives and, if requested by the Representative, to prepare and furnish to each Underwriter a corrective Issuer Free Writing Prospectus if at any time following the issuance of an Issuer Free Writing Prospectus directly made by the Company, or authorized by the Company to be made on its behalf, any event occurs as a result of which such Issuer Free Writing Prospectus, as directly made or authorized by the Company, conflicts with the information in the Registration Statement, the preliminary prospectus or the Prospectus.

(m) On the Closing Date and if applicable, the Option Closing Date, the Company shall execute and deliver to each of the Representatives, the warrant agreements in the form attached hereto as Annex 6.1(m) (the “Warrant Agreement”), evidencing Warrants representing the right to purchase shares of Common Stock equal to 6% of the Initial Shares only, at a price equal to 115% of the initial offering price per share to the public as set forth on the cover page of the Prospectus, with such Warrants to be exercisable in whole or part, at any time and from time to time after the six month anniversary of the Closing Date and before the fifth anniversary of the Closing Date.

6.2           Payment of Expenses.  The Company will pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, all costs and expenses incident to the entry into and performance under this Agreement by the Company, and without limiting the generality of the foregoing, all costs and expenses incident to (i) the issuance, purchase, sale and delivery of the Shares to the Underwriters, (ii) the registration of the Shares and preparing, printing and shipping the Registration Statement and the underwriting documents, (iii) the filing fees of the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including fees for NYSE Amex) and state securities and “Blue Sky” commissioners and authorities in connection with the Registration Statement and this Agreement, (iv) the fees, disbursements and expenses of counsel for the Representatives including those in connection with state securities or “Blue Sky” matters as well as review by FINRA (such counsel fees shall not exceed $25,000, with $10,000 previously advanced by the Company and the remaining $15,000 paid at and subject to the Closing), (v) the fees and disbursements of counsel and accountants for the Company, (vi) the furnishing to the Representatives and, to the extent requested, the other Underwriters of copies of the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, if applicable, the Prospectus, this Agreement, the Blue Sky survey (preliminary and final), and of the documents required by paragraphs (b), (c), (d) and (e) of Section 6.1, to be so furnished, including costs of preparing, printing and shipment, (vii) the preparation, printing, mailing, delivery, filing and distribution by the Company of all supplements and amendments to the Prospectus required by paragraph (e) of Section 6.1, and (viii) the furnishing to the Representatives and the other Underwriters of all reports and financial statements required by paragraphs (f) and (g) of Section 6.1.

7. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise, and except as provided below, will reimburse each of the Underwriters and each such controlling person, if any, for any reasonable legal or other expenses as incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus, if applicable, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any written or electronic materials, if any, used in connection with the marketing of the Shares, including, without limitation, slides, videos, films and tape recordings that are provided by the Company or based upon information furnished by or on behalf of the Company, unless the untrue statement or omission or alleged untrue statement or omission was made in such Registration Statement, preliminary prospectus, Prospectus, Issuer Free Writing Prospectus, if applicable, “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or other materials in reliance upon and in conformity with information furnished in writing to the Company by you or any Underwriter through you expressly for use therein; provided, however, that the Company shall not be liable for any loss, claim, damage or liability that arises out of or is based upon any distributions conducted by the Underwriters that are not specifically authorized by the Company.  Promptly after receipt by any Underwriter, any partner, member, director, officer or employee of any Underwriter, or any person controlling the Underwriter of notice of the commencement of any action in respect of which indemnity may be sought against the Company under this Section 7, the Underwriter will notify the Company in writing of the commencement thereof, and, subject to the provisions stated below, the Company shall assume the defense of the action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Underwriter or such person, as the case may be, and the payment of expenses) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against it; provided that the failure to notify the Company shall not relieve the Company from any liability that it may have under this Section 7(a) except to the extent that the Company has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Company shall not relieve the Company from any liability that it may have to an indemnified party otherwise than under this Section 7(a).  Any Underwriter or any controlling person shall have the right to employ separate counsel in the action and to participate in the defense thereof, but the fees and expenses of its counsel shall not be at the expense of the Company unless the employment of that counsel has been specifically authorized by the Company or the Company shall not, within a reasonable time period, employ counsel or such Underwriter shall have reasonably concluded that there may be defenses available to it that are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense on behalf of the Underwriters), in any of which events such fees and expenses shall be borne by the Company, it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one proceeding or series of related proceedings.  The Company shall not be liable to indemnify any person for any settlement of any action effected without the Company’s consent, unless such settlement (i) includes an unconditional release of the Company from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Company.

(b) Each Underwriter severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise, and, except as provided below, will reimburse the Company and each such director, officer or controlling person for any legal or other expenses as incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, if applicable, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but only insofar as any such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by you or any Underwriter through you expressly for use therein and as any such loss, claim, damage or liability that arises out of or is based upon any distributions conducted by the Underwriters that are not specifically authorized by the Company.  Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against one or more Underwriters under this Section 7, the indemnified party will notify the Representatives in writing of the commencement thereof, and the Underwriter or Underwriters against whom indemnity may be sought shall, subject to the provisions stated below, assume the defense of the action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company and the payment of expenses) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Underwriter or Underwriters; provided that the failure to notify the Representatives shall not relieve the Underwriter from any liability that it may have under this Section 7(b) except to the extent that the Underwriter has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Representatives shall not relieve the Underwriter from any liability that it may have to an indemnified party otherwise than under this Section 7(b).  The Company and each director, officer or controlling person shall have the right to employ separate counsel in any action and to participate in the defense thereof, but the fees and expenses of their counsel shall not be at the expense of any Underwriter unless the employment of that counsel has been specifically authorized by the Underwriter or Underwriters obligated to defend the action or the Underwriter or Underwriters obligated to defend shall not, within a reasonable time period, employ counsel or the Company, director, officer or controlling person shall have reasonably concluded that there may be defenses available to it that are different from, additional to or in conflict with those available to the Underwriter or Underwriters obligated to defend the action (in which case the Underwriter or Underwriters obligated to defend the action shall not have the right to direct the defense on behalf of the Company, director, officer or controlling person), in any of which events such fees and expenses shall be borne by the Underwriter or Underwriters obligated to defend the action, it being understood, however, that the Underwriter or Underwriters obligated to defend the action shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one proceeding or series of related proceedings.  The Underwriter against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any action effected without the Underwriter’s consent unless such settlement (i) includes an unconditional release of such Underwriter from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of such Underwriter.

(c) It is agreed that the only information supplied by the Underwriters in writing for use in the Registration Statement, the preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, if applicable, is set forth in the second, third, fourth, sixth, seventh and eighth paragraphs under the table under the heading “Underwriting”, other than distributions not authorized by the Company, if any, and that no information has been omitted from the Registration Statement in reliance on information supplied by the Underwriters in writing.

(d) In order to provide for just and equitable contribution under the Act in any case in which (i) any indemnified party makes claim for indemnification pursuant to this Section 7, but it is insufficient to hold an indemnified party harmless or judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 7 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party; then the Company and any such Underwriter, as applicable, shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys’ fees) in either such case (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any action.

(e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above.  Notwithstanding the provisions of this Section 7, the contribution of each contributing Underwriter shall not be in excess of its proportionate share (based on the ratio of the number of Shares purchased by such Underwriter to the number of Shares purchased by all contributing Underwriters) of the portion of such losses, claims, damages or liabilities for which the Underwriters are responsible.  No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.  The foregoing contribution agreement shall in no way affect the contribution liabilities of any person having liability under Section 11 of the Act other than the Company and the Underwriters.  If the full amount of the contribution specified in this Section 7 is not permitted by law, then the Company and any Underwriter, as the case may be, shall be entitled to contribution from the Company or the Underwriters, as the case may be, to the full extent permitted by law.

8. Effective Date and Termination.

(a) This Agreement shall become effective at 10:00 a.m., Pacific Time, on the first full business day following the time of the public offering of any of the Shares by the Underwriters after the Registration Statement becomes effective .  The time of the public offering of Shares shall mean the time of the release by you, for publication, of the first newspaper advertisement, which is subsequently published, relating to the Shares, or the time at which the Shares are first generally offered by the Underwriters to dealers by letter or telegram, whichever shall first occur.  You may prevent this Agreement from becoming effective without liability of any party to any other party, except as otherwise provided in Sections 8(b) and (c), by giving notice as indicated below in Section 8(b) prior to the time when this Agreement would otherwise become effective as herein provided.

(b) This Agreement, except for Sections 7, 8(c), 10, 11 and 12, may be terminated by the Representatives by notifying the Company at any time prior to delivery of and payment for the Shares, if, in the Representatives’ judgment, payment for and delivery of the Shares is rendered impracticable or inadvisable by reason of (i) the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree, (ii) trading in securities generally on the New York Stock Exchange, NYSE Amex or NASDAQ Global Market having been suspended or limited, (iii) material governmental restrictions having been imposed on trading in securities generally, (iv) a banking moratorium having been declared by Federal or New York state authorities, (v) any material adverse change in the financial markets in the United States, (vi) any major disruption of settlements of securities or clearance services in the United States, (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency or any change or development in national or international political, financial or economic conditions if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Shares, (viii) the passage by the Congress of the United States or by any state legislative body, of any act or measure, or the adoption or proposed adoption of any orders, rules, legislation or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, that the Representatives believe could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or a material adverse impact on the market for the Shares offered hereby, (ix) any Material Adverse Effect having occurred, since the respective dates as of which information is given in the Registration Statement, any preliminary prospectus or the Prospectus that, in the Representatives’ judgment, makes it impracticable or inadvisable to offer or deliver the Shares on the terms contemplated by the Prospectus, or (x) any of the conditions specified in Section 5 hereof not having been fulfilled or waived in writing by the Representatives, at or prior to the Closing Date or the Option Closing Date, as the case may be, when and as required by this Agreement to be fulfilled.  If this Agreement is terminated by the Representatives pursuant to this Section 8(b), the Company shall not be liable for any expense reimbursement as set forth in Section 6.2, other than the $10,000 advance which the parties agree has been previously paid by the Company, and if any other amounts have been paid by the Company to the Underwriters, they shall be immediately refunded in full to the Company.

(c) If this Agreement shall be terminated pursuant to any of the provisions hereof, except as provided in Section 7, the Company shall not be under any liability to any Underwriter and no Underwriter be under any liability to the Company, except that no Underwriter which shall have failed or refused to purchase the Shares agreed to be purchased by it hereunder (other than for a reason sufficient to justify the termination of this Agreement pursuant to Section 8(b)) shall be relieved of liability to the Company or to the other Underwriters for damages occasioned by its default.

9.           Intentionally deleted.

10. Representations and Agreement to Remain in Effect.  The indemnification agreements contained in Section 7 shall survive any termination of this Agreement; and the representations, warranties and covenants of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any of the Underwriters, the Company or any controlling person, director or officer of the Company or the Underwriters, and (ii) delivery, acceptance of and payment for the Shares under this Agreement.

11. Parties in Interest.  This Agreement has been and is made solely for the benefit of the Underwriters and the Company, and their respective successors and assigns, and to the extent expressed herein, for the benefit of persons controlling the Company or any of the Underwriters, and their respective directors and officers, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.  The term “successors and assigns” shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

12. Notices, Headings, Applicable Law, Etc.  Except as otherwise provided in this Agreement, all statements, requests, notices and other communications hereunder shall be in writing and shall be mailed, delivered, telegraphed or sent by facsimile transmission and confirmed to the Representatives at the address set forth above, attention:  Corporate Finance (facsimile number:  (310) 843-9304); and if to the Company attention:  Dwight Babcock, CEO (facsimile number:  (509) 375-3473).  Notices shall be effective upon receipt.  Any party may change the address at which it is to receive communications hereunder upon notice to the other parties as provided above. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The headings in this Agreement have been inserted as a matter of convenience and reference and are not a part of this Agreement.  The Agreement shall be construed in accordance with the internal laws, and not the laws pertaining to choice or conflict of laws, of the State of New York.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement among us.

Sincerely yours,

IsoRay, Inc.

By	/s/ Dwight Babcock
Title: CEO

Confirmed and Accepted as of the
date first above written.

WestPark Capital, Inc.

By	/s/ R. Douglas Armstrong, Ph.D.
Title: Senior Managing Director, Corporate Finance

For itself and as the Representatives
of the several Underwriters.

SCHEDULE A

UNDERWRITERS

Underwriter	Number of Initial Shares to be Offered

WestPark Capital, Inc.	2,000,000
ViewTrade Securities, Inc.	500,000

Total	2,500,000